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                                                                     EXHIBIT 5.1

                              Latham & Watkins
   BOSTON                     ATTORNEYS AT LAW                    NEW YORK
                                 WWW.LW.COM
  CHICAGO                                                     NORTHERN VIRGINIA

 FRANKFURT                      __________                      ORANGE COUNTY

  HAMBURG                                                         SAN DIEGO

 HONG KONG                                                     SAN FRANCISCO

   LONDON                                                      SILICON VALLEY

LOS ANGELES                                                       SINGAPORE

   MOSCOW                                                           TOKYO

 NEW JERSEY                                                    WASHINGTON, D.C.


                                  May 3, 2001

Manor Care, Inc.
333 N. Summit Street
Toledo, Ohio  43604-2617

          Re: Registration Statement for $200,000,000 Aggregate Principal Amount of Senior Notes and Related Guarantees


Ladies and Gentlemen:

                  In connection with the registration of $200,000,000 aggregate principal amount of its 8.00% Senior Notes due 2008 (the "Exchange Notes") by Manor Care, Inc., a Delaware corporation (the "Company"), and the related guarantees of the Exchange Notes pursuant to the Indenture (as defined below) (the "Guarantees") by the guarantors listed on Schedule 1 attached hereto (the "Guarantors"), under the Securities Act of 1933, as amended, on Form S-4 to be filed with the Securities and Exchange Commission on May 3, 2001 (the "Registration Statement"), you have requested our opinion with respect to the matters set forth below.

                  The Exchange Notes and the Guarantees will be issued pursuant to an indenture dated as of March 8, 2001 (the "Indenture"), among the Company, the Guarantors and National City Bank, as trustee (the "Trustee"). The Exchange Notes will be issued in exchange for the Company's outstanding 8.00% Senior Notes due 2008 (the "Private Notes") on the terms set forth in the prospectus contained in the Registration Statement and the Transmittal Letter filed as an exhibit thereto (the "Exchange Offer").

                  In our capacity as your special counsel in connection with the Exchange Offer, we are familiar with the proceedings taken by the Company in connection with the authorization of the Exchange Notes. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

                  In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies.

--------------------------------------------------------------------------------
              Sears Tower, Suite 5800 - Chicago, Illinois 60606
              TELEPHONE: (312) 876-7700 - FAX: (312) 993-9767
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LATHAM & WATKINS
Manor Care, Inc.
May 3, 2001
Page 2



                  We are opining herein as to the effect on the subject transaction only of the internal laws of the State of New York and the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state. Various issues concerning the Guarantees are addressed in the opinion of R. Jeffrey Bixler of even date herewith, which has separately been provided to you, and we express no opinion with respect to those matters.

                  Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, the Exchange Notes to be exchanged for the Private Notes pursuant to the Exchange Offer have been duly authorized by the Company and, when the Exchange Notes have been duly executed, issued, authenticated and delivered in accordance with the terms of the Exchange Offer and the Indenture, the Exchange Notes will be legally valid and binding obligations of the Company, enforceable in accordance with their terms.

                  The opinion rendered in the foregoing paragraph relating to the enforceability of the Exchange Notes is subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; and (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought.

                  To the extent that the obligations of the Company under the Exchange Notes and the Indenture may be dependent upon such matters, we have assumed for purposes of this opinion that (i) the Trustee (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (b) has the requisite organizational and legal power and authority to perform its obligations under the Indenture; (c) is duly qualified to engage in the activities contemplated by the Indenture; and (d) has duly authorized, executed and delivered the Indenture; (ii) the Indenture constitutes the legally valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms; and (iii) the Trustee is in compliance, generally and with respect to acting as Trustee under the Indenture, with all applicable laws and regulations.

                  We have not been requested to express and, with your knowledge and consent, do not render any opinion with respect to the applicability to the obligations of the Company under the Exchange Notes and the Indenture of Section 548 of the Bankruptcy Code or applicable state law (including, without limitation, Article 10 of the New York Debtor & Creditor Law) relating to fraudulent transfers and obligations.
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LATHAM & WATKINS
Manor Care, Inc.
May 3, 2001
Page 3


                  We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Legal Matters."

                                                     Very truly yours,


                                                     /s/ Latham & Watkins
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LATHAM & WATKINS
Manor Care, Inc.
May 3, 2001
Page 4


                                   SCHEDULE 1

                                   GUARANTORS


AMERICAN HOSPITAL BUILDING CORPORATION
AMERICANA HEALTHCARE CENTER OF PALOS TOWNSHIP, INC.
AMERICANA HEALTHCARE CORPORATION OF GEORGIA
AMERICANA HEALTHCARE CORPORATION OF NAPLES
ANCILLARY SERVICES MANAGEMENT, INC.
ARCHIVE ACQUISITION, INC.
ARCHIVE RETRIEVAL SYSTEMS, INC.
BAILY NURSING HOME, INC.
BIRCHWOOD MANOR, INC.
BLUE RIDGE REHABILITATION SERVICES, INC.
CANTERBURY VILLAGE, INC.
CHARLES MANOR, INC.
CHESAPEAKE MANOR, INC.
DEKALB HEALTHCARE CORPORATION
DEVON MANOR CORPORATION
DISTCO, INC.
DIVERSIFIED REHABILITATION SERVICES, INC.
DONAHOE MANOR, INC.
EAST MICHIGAN CARE CORPORATION
EXECUTIVE ADVERTISING, INC.
EYE-Q NETWORK, INC.
FOUR SEASONS NURSING CENTERS, INC.
GEORGIAN BLOOMFIELD, INC.
GREENVIEW MANOR, INC.
HCR ACQUISITION CORPORATION
HCR HOME HEALTH CARE AND HOSPICE, INC.
HCR HOSPITAL HOLDING COMPANY, INC.
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LATHAM & WATKINS
Manor Care, Inc.
May 3, 2001
Page 5

HCR INFORMATION CORPORATION
HCR MANORCARE MEDICAL SERVICES OF FLORIDA, INC.
HCR PHYSICIAN MANAGEMENT SERVICES, INC.
HCR REHABILITATION CORP.
HCRA OF TEXAS, INC.
HCRC INC.
HEALTH CARE AND RETIREMENT CORPORATION OF AMERICA
HEALTHCARE CONSTRUCTION CORP.
HEARTLAND CAREPARTNERS, INC.
HEARTLAND EMPLOYMENT SERVICES, INC.
HEARTLAND HOME CARE, INC.
HEARTLAND HOME HEALTH CARE SERVICES, INC.
HEARTLAND HOSPICE SERVICES, INC.
HEARTLAND MANAGEMENT SERVICES, INC.
HEARTLAND MEDICAL INFORMATION SERVICES, INC.
HEARTLAND REHABILITATION SERVICES OF FLORIDA, INC.
HEARTLAND REHABILITATION SERVICES, INC.
HEARTLAND SERVICES CORP.
HERBERT LASKIN, RPT - JOHN MCKENZIE, RPT PHYSICAL THERAPY
PROFESSIONAL ASSOCIATES, INC.
HGCC OF ALLENTOWN, INC.
IN HOME HEALTH, INC.
INDUSTRIAL WASTES, INC.
IONIA MANOR, INC.
JACKSONVILLE HEALTHCARE CORPORATION
KENSINGTON MANOR, INC.
KNOLLVIEW MANOR, INC.
LEADER NURSING AND REHABILITATION CENTER OF BETHEL PARK, INC.
LEADER NURSING AND
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LATHAM & WATKINS
Manor Care, Inc.
May 3, 2001
Page 6


REHABILITATION CENTER OF GLOUCESTER, INC.
LEADER NURSING AND REHABILITATION CENTER OF SCOTT TOWNSHIP, INC.
LEADER NURSING AND REHABILITATION CENTER OF VIRGINIA INC.
LINCOLN HEALTH CARE, INC.
MANOR CARE AVIATION, INC.
MANOR CARE MANAGEMENT CORPORATION
MANOR CARE OF AKRON, INC.
MANOR CARE OF AMERICA, INC
MANOR CARE OF ARIZONA, INC.
MANOR CARE OF ARLINGTON, INC.
MANOR CARE OF BOCA RATON, INC.
MANOR CARE OF BOYNTON BEACH, INC.
MANOR CARE OF CANTON, INC.
MANOR CARE OF CENTERVILLE, INC
MANOR CARE OF CHARLESTON, INC.
MANOR CARE OF CINCINNATI, INC.
MANOR CARE OF COLUMBIA, INC.
MANOR CARE OF DARIEN, INC.
MANOR CARE OF DELAWARE COUNTY, INC.
MANOR CARE OF DUNEDIN, INC.
MANOR CARE OF FLORIDA, INC.
MANOR CARE OF HINSDALE, INC.
MANOR CARE OF KANSAS, INC.
MANOR CARE OF KINGSTON COURT, INC.
MANOR CARE OF LARGO, INC.
MANOR CARE OF LEXINGTON, INC.
MANOR CARE OF MEADOW PARK, INC.
MANOR CARE OF MIAMISBURG, INC
MANOR CARE OF NORTH OLMSTEAD, INC.
MANOR CARE OF PINEHURST, INC.
MANOR CARE OF PLANTATION, INC.
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LATHAM & WATKINS
Manor Care, Inc.
May 3, 2001
Page 7


MANOR CARE OF ROLLING MEADOWS, INC.
MANOR CARE OF ROSSVILLE, INC.
MANOR CARE OF SARASOTA, INC.
MANOR CARE OF WILLOUGHBY, INC.
MANOR CARE OF WILMINGTON, INC.
MANOR CARE OF YORK (NORTH), INC.
MANOR CARE OF YORK (SOUTH), INC.
MANOR CARE PROPERTIES, INC.
MANOR LIVING CENTERS, INC.
MANORCARE HEALTH SERVICES OF BOYNTON BEACH, INC.
MANORCARE HEALTH SERVICES OF GEORGIA, INC.
MANORCARE HEALTH SERVICES OF NORTHHAMPTON COUNTY, INC.
MANORCARE HEALTH SERVICES OF VIRGINIA, INC.
MANORCARE HEALTH SERVICES, INC.
MARINA VIEW MANOR, INC.
MCHS OF NEW YORK, INC.
MEDICAL AID TRAINING SCHOOLS, INC.
MEDI-SPEECH SERVICE, INC.
MID-SHORE PHYSICAL THERAPY ASSOCIATES, INC.
MILESTONE HEALTH SYSTEMS, INC.
MILESTONE HEALTHCARE, INC.
MILESTONE REHABILITATION SERVICES, INC.
MILESTONE STAFFING SERVICES, INC.
MILESTONE THERAPY SERVICES, INC.
MNR FINANCE CORP.
MRC REHABILITATION, INC.
MRS, INC.
NEW MANORCARE HEALTH SERVICES, INC.
PEAK REHABILITATION, INC.
PERRYSBURG PHYSICAL THERAPY, INC
PHYSICAL, OCCUPATIONAL, AND SPEECH THERAPY, INC.
PNEUMATIC CONCRETE, INC.
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LATHAM & WATKINS
Manor Care, Inc.
May 3, 2001
Page 8


PORTFOLIO ONE, INC.
REHABILITATION ADMINISTRATION CORPORATION
REHABILITATION ASSOCIATES, INC.
REHABILITATION SERVICES OF ROANOKE, INC.
REINBOLT & BURKAM, INC.
RICHARDS HEALTHCARE, INC.
RIDGEVIEW MANOR, INC.
ROLAND PARK NURSING CENTER, INC.
RVA MANAGEMENT SERVICES, INC.
SILVER SPRING - WHEATON NURSING HOME, INC.
SPRINGHILL MANOR, INC.
STEWALL CORPORATION
STRATFORD MANOR, INC.
STUTEX CORP.
SUN VALLEY MANOR, INC.
THE NIGHTINGALE NURSING HOME, INC.
THERAPY ASSOCIATES, INC.
THERASPORT PHYSICAL THERAPY, INC.
THREE RIVERS MANOR, INC.
TOTALCARE CLINICAL LABORATORIES, INC.
WASHTENAW HILLS MANOR, INC.
WHITEHALL MANOR, INC.
COLEWOOD LIMITED PARTNERSHIP
BOOTH LIMITED PARTNERSHIP
HCR MANORCARE MESQUITE, L.P.
HCR HOSPITAL, LLC
ANCILLARY SERVICES, LLC
BATH ARDEN, LLC
CLAIRE BRIDGE OF ANDERSON, LLC
CLAIRE BRIDGE OF AUSTIN, LLC
CLAIRE BRIDGE OF KENWOOD, LLC
CLAIRE BRIDGE OF SAN ANTONIO, LLC
CLAIRE BRIDGE OF SUSQUEHANNA, LLC
CLAIRE BRIDGE OF WARMINSTER, LLC
EMERSON SPRINGHOUSE, LLC
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LATHAM & WATKINS
Manor Care, Inc.
May 3, 2001
Page 9


FRESNO ARDEN, LLC
LAKE ZURICH ARDEN, LLC
MESQUITE HOSPITAL, LLC
METUCHEN ARDEN, LLC
MIDDLETOWN ARDEN, LLC
MONROE ARDEN, LLC
MOORESTOWN ARDEN, LLC
OVERLAND PARK ARDEN, LLC
OVERLAND PARK SKILLED NURSING, LLC
ROCKFORD ARDEN, LLC
ROCKLEIGH ARDEN, LLC
TOM'S RIVER ARDEN, LLC
TUSCAWILLA ARDEN, LLC
WAYNE ARDEN, LLC
WAYNE SPRINGHOUSE, LLC
WEST DEPTFORD ARDEN, LLC
WEST ORANGE ARDEN, LLC
WEST ORANGE SPRINGHOUSE, LLC
ALBUQUERQUE ARDEN, LLC
ANNANDALE ARDEN, LLC
BAINBRIDGE ARDEN, LLC
BINGHAM FARMS ARDEN, LLC
COLONIE ARDEN, LLC
CRESTVIEW HILLS ARDEN, LLC
FIRST LOUISVILLE ARDEN, LLC
GENEVA ARDEN, LLC
HANOVER ARDEN, LLC
JEFFERSON ARDEN, LLC
KANSAS SKILLED NURSING, LLC
KENWOOD ARDEN, LLC
LAURELDALE ARDEN, LLC
LEXINGTON ARDEN, LLC
LINWOOD ARDEN, LLC
LIVONIA ARDEN, LLC
MEMPHIS ARDEN, LLC
NAPA ARDEN, LLC
NASHVILLE ARDEN, LLC
NISHAYUNA ARDEN, LLC
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LATHAM & WATKINS
Manor Care, Inc.
May 3, 2001
Page 10


ROANOKE ARDEN, LLC
SAN ANTONIO ARDEN, LLC
SECOND LOUISVILLE ARDEN, LLC
SETAUKET ARDEN, LLC
SILVER SPRING ARDEN, LLC
SUSQUEHANNA ARDEN LLC
TAMPA ARDEN, LLC
TUSTIN ARDEN, LLC
WALL ARDEN, LLC
WARMINSTER ARDEN LLC
WEST WINDSOR ARDEN, LLC
WILLIAMS VILLE ARDEN, LLC